UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOUSTON WIRE & CABLE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MONDAY, MAY 11, 2020

The following Notice of Change of Date, Time and Location relates to the proxy statement (the “Proxy Statement”) of Houston Wire & Cable Company (the “Company”), dated March 26, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) originally scheduled for Tuesday, May 5, 2020 and now to be held on Monday, May 11, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

The notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF DATE, TIME AND LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

ORIGINALLY SCHEDULED FOR MAY 5, 2020 AND

NOW TO BE HELD ON MAY 11, 2020

To the Stockholders of Houston Wire & Cable Company:

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of its employees, shareholders and community, NOTICE IS HEREBY GIVEN that the date, time and location of the Annual Meeting of Stockholders of Houston Wire & Cable Company, originally scheduled for Tuesday, May 5, 2020 at 8:30 a.m., will now be held on Monday, May 11, 2020 at 2:00 p.m. Central Time and has been changed from an in-person meeting in Houston, Texas to a virtual meeting format only.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date. Stockholders of record will need to visit www.virtualshareholdermeeting.com/HWCC2020 and use the 16-digit control number provided on their proxy card or notice to log in to this website to attend the meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the virtual meeting. Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/HWCC2020.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the changes in date, time and location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Christopher M. Micklas

Vice President, Chief Financial Officer,
Treasurer and Secretary

April 20, 2020

The Annual Meeting on May 11, 2020 at 2:00 p.m. Central Time is available at www.virtualshareholdermeeting.com/HWCC2020. The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com and in the Investors section of our website under Financial Information (ir.houwire.com/financial-information).